SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2003

LCNB CORP.

(Exact name of Registrant as specified in its Charter)

Ohio	0-26121	31-1626393
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (513) 932-1414

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(a)  Exhibits

99.1

Earnings Release dated July 15, 2003

Item 9.

The information contained in this Item 9 of this Current Report is being furnished pursuant to "Item 12.  Results of Operations and Financial Condition" of Form 8-K in accordance with SEC Release Nos. 33-8216; 34-47583.

The information in this Current Report is being furnished and shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On July 15, 2003, LCNB Corp. issued an earnings release announcing its financial results for the second quarter ended June 30, 2003.  A copy of the earnings release is attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: July 15, 2003	By: /s/ Steve P. Foster
Steve P. Foster Chief Financial Officer

Exhibit 99.1

Press Release

July 15, 2003

LCNB CORP. REPORTS EARNINGS FOR FIRST HALF, 2003

LCNB Corp. today announced first half, 2003 earnings of $3,304,000, or $1.92 basic earnings per share, compared to $3,102,000, or $1.80 per share, for 2002.  Return on average assets for the first half, 2003 was 1.30% compared to 1.29% for the same period in 2002.  Return on average equity for the first half, 2003 and 2002 was 12.53% and 12.66%, respectively.

Net interest income decreased $131,000, from $9,509,000 for the first half, 2002 to $9,378,000 for 2003.  Interest income declined $904,000 primarily due to the market-driven decrease in rates that could be earned from the loan and investment portfolios, partially offset by growth in total interest-earning assets.  The decrease in interest income was largely offset by a $773,000 decrease in interest expense, also caused by continued, historically low market rates.  The net interest margin (tax-equivalent net interest income divided by average interest-earning assets) decreased from 4.42% for the first half, 2002 to 4.16% for 2003.

Non-interest income for the first half, 2003 was $3,155,000, or $800,000 greater than for the first half, 2002.  The increase is primarily the result of increased activity in the real estate mortgage loan secondary market, increased regular and contingency commissions received by Dakin Insurance Agency, and increased service charges on deposit accounts.

Non-interest expenses for the first half, 2003 totaled $7,810,000, or $391,000 more than for the first half, 2002.  The increase is primarily due to increases in salaries and benefits, increased depreciation expense on furniture and equipment, and increases in legal and other professional expenses.

Total assets increased $21.7 million, from $497.7 million at June 30, 2002 to $519.4 million at June 30, 2003.  The growth was in LCNB’s investment securities portfolio, which increased $37.1 million.  The growth in the securities portfolio was generated from a $9.3 million decrease in loans, a $7.3 million decrease in federal funds sold, and an $18.6 million increase in total deposits.

The loan portfolio decreased due to refinance activity as borrowers take advantage of current, historically low mortgage rates.  At the same time, LCNB is selling most new fixed-rate mortgage loans because management has determined that current rates will not be profitable in the long run.  Loans sold totaled $22.1 million during the first half, 2003 compared with $2.8 million for the first half, 2002.  The decrease in the real estate mortgage loan portfolio was partially offset by increases in the commercial and home equity line of credit loan portfolios.

LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio.  Affiliates of LCNB Corp. are Lebanon Citizens National Bank, with eighteen offices located in Warren, Butler, Clinton, Clermont, and Hamilton Counties, Ohio, and Dakin Insurance Agency, Inc.   Additional information about LCNB Corp. and information about products and services offered by Lebanon Citizens National Bank and Dakin Insurance Agency can be found on the internet at www.lcnb.com and www.dakin-ins.com.

Certain matters disclosed herein may be deemed to be forward-looking statements that involve risks and uncertainties, including regulatory policy changes, interest rate fluctuations, loan demand, loan delinquencies and losses, and other risks.  Actual strategies and results in future time periods may differ materially from those currently expected.  Such forward-looking statements represent management’s judgment as of the current date.  LCNB Corp. disclaims any intent or obligation to update such forward-looking statements.

LCNB Corp. and Subsidiaries

Financial Highlights

For the Six Months ended June 30,

(Dollars in thousands, except per share amounts)

%

2003

2002

Change

Condensed Income Statement

Interest income

$14,031

14,935

-6.05%

Interest expense

4,653

5,426

-14.25%

Net interest income

9,378

9,509

-1.38%

Provision for loan losses

217

125

73.60%

Net interest income after provision

9,161

9,384

-2.38%

Non-interest income

3,155

2,355

33.97%

Non-interest expense

7,810

7,419

5.27%

Income before income taxes

4,506

4,320

4.31%

Provision for income taxes

1,202

1,218

-1.31%

Net income

$3,304

3,102

6.51%

Basic earnings per common share

$1.92

1.80

6.97%

Dividends per common share

$1.05

1.00

5.00%

Average shares outstanding

1,719,581

1,726,553

Selected Balance Sheet Items

Securities and stock

$154,438

117,289

31.67%

Loans

320,978

330,254

-2.81%

Less allowance for loan losses

2,003

2,000

0.15%

Net loans

318,975

328,254

-2.83%

Total assets

519,356

497,665

4.36%

Total deposits

451,961

433,387

4.29%

Long-term debt

6,225

10,280

-39.45%

Total shareholders’ equity

54,450

50,156

8.56%

Book value per share

$31.72

$29.14

8.85%

Shares outstanding at period end

1,716,527

1,721,025

Selected Financial Ratios

Return on average assets

1.30%

1.29%

0.78%

Return on average equity

12.53%

12.66%

-1.03%

Equity to assets ratio

10.48%

10.08%

4.03%

Dividend payout ratio

54.65%

55.67%

-1.84%

Net interest margin

4.16%

4.42%

-5.88%

Assets Under Management

LCNB Corp. total assets

$519,356

497,665

4.36%

Trust and investments *

125,896

109,258

5.23%

Mortgage loans serviced

50,325

24,288

107.20%

Business cash management *

11,682

17,452

-33.06%

Brokerage accounts *

6,747

1,671

303.77%

Total assets managed

$714,006

650,334

9.79%

*

at fair market value